Exhibit 3.1

ARTICLES OF CORRECTION

TO THE

ARTICLES OF AMENDMENT

OF

SHENANDOAH TELECOMMUNICATIONS COMPANY

The undersigned, on behalf of the corporation set forth below, pursuant to Section 13.1-607 of the Code of Virginia, states as follows:

I.

The name of the corporation prior to filing is Shenandoah Telecommunications Company (the “Corporation”).

II.

The articles to be corrected are the Articles of Amendment to Amended and Restated Articles of Incorporation of Shenandoah Telecommunications Company, which became effective on April 30, 2024 (the “Articles of Amendment”).

III.

The Articles of Amendment inadvertently omitted “The first paragraph of” from the description of the portion of Article VI of the Amended and Restated Articles of Incorporation of Shenandoah Telecommunications Company that was intended to be amended by the Articles of Amendment.

IV.

Article II of the Articles of Amendment is corrected to read as follows:

The first paragraph of Article VI of the articles of incorporation of the Corporation is hereby amended in its entirety to read as follows:

The authorized number of directors of this Corporation shall be not less than seven (7) and not more than thirteen (13). The number of directors within this range shall be fixed in accordance with the Corporation’s Bylaws, as may be amended from time to time. When the number of directors is changed the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

IV.

The Corporation authorized the correction on May 30, 2024.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Correction to be executed by its duly authorized officer as of May 30, 2024.

SHENANDOAH TELECOMMUNICATIONS COMPANY, a Virginia corporation

By:	/s/ Christopher E. French
Name:	Christopher E. French
Title:	President and Chief Executive Officer
SCC ID:	02140531